Exhibit 4.2

CARDLYTICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

May 4, 2017

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Table of Contents

(continued)

			Page
4.	MISCELLANEOUS		17

	4.1	Termination	17

	4.2	Entire Agreement	17

	4.3	Successors and Assigns	17

	4.4	Amendments and Waivers	17

	4.5	Notices	18

	4.6	Severability	18

	4.7	Governing Law	18

	4.8	Counterparts	18

	4.9	Titles and Subtitles	18

	4.10	Aggregation of Stock	18

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CARDLYTICS, INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of May 4, 2017, by and among CARDLYTICS, INC., a Delaware corporation (the “Company”), SCOTT GRIMES and LYNNE LAUBE, each of whom is herein referred to as a “Founder,” the holders of the Company’s Series A-R Preferred Stock, Series B-R Preferred Stock Series C-R Preferred Stock (the “Series C Holders”), Series D-R Preferred Stock (the “Series D Holders”), Series E-R Preferred Stock, and Series F-R Preferred Stock (the “Series F Holders”) listed on Exhibit A attached hereto (collectively, the “Existing Holders”) and the purchasers of the Company’s Series G Preferred Stock (the “Series G Holders”) and Series G’ Preferred Stock (the “Series G’ Holders,” and together with the Existing Holders, the “Investors”) listed on Exhibit A attached hereto.

RECITALS

A. The Company, the Founders and the Existing Holders have previously entered into that certain Amended and Restated Investors’ Rights Agreement dated as of September 18, 2014 (as amended, the “Prior Rights Agreement”), pursuant to which the Company granted the Founders and the Existing Holders certain rights.

B. The Company, the Series G Holders and the Series G’ Holders have entered into a Series G Preferred Stock, Series G’ Preferred Stock and Warrant Purchase Agreement of even date herewith (the “Purchase Agreement”) pursuant to which the Company desires to (i) sell to the Series G Holders and the Series G Holders desire to purchase from the Company shares of the Company’s Series G Preferred Stock and (ii) sell to the Series G’ Holders and the Series G’ Holders desire to purchase from the Company shares of the Company’s Series G’ Preferred Stock. A condition to the Series G Holders’ and Series G’ Holders’ obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement in order to provide the Series G Holders and Series G’ Holders with (i) certain rights to register shares of Common Stock issuable upon conversion of the Company’s Series G Preferred Stock and Series G’ Preferred Stock held by the Series G Holders and Series G’ Holders, as applicable, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company, the Founders and the Existing Holders each desires to induce the Series G Holders and Series G’ Holders to purchase shares of the Company’s Series G Preferred Stock and Series G’ Preferred Stock, as applicable, pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

C. The Company, the Founders and the Existing Holders each desire to amend and restate the Prior Rights Agreement to add the Series G Holders and Series G’ Holders as parties to this Agreement and make certain other changes, and to supersede in its entirety the Prior Rights Agreement.

AGREEMENT

The parties hereby agree as follows:

1. Supersession of Prior Rights Agreement; Waiver of Right of First Offer. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the Registrable Securities (as such term is defined in the Prior Rights Agreement) currently outstanding not including the Founders’ Stock (as such term is defined in the Prior Rights Agreement) and upon closing of the transactions contemplated by the Purchase Agreement, the Prior Rights Agreement is hereby amended, restated and superseded in its entirety by this Agreement, and the Company and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company and the Investors with respect to registration rights of the Company’s securities and certain other rights, as set forth herein. The Existing Holders that are Major Investors (as that term is defined in the Prior Rights Agreement) hereby waive the Right of First Offer, including the notice requirements, set forth in the Prior Rights Agreement with respect to the issuance of Series G Preferred Stock and Series G’ Preferred Stock.

2. Registration Rights. The Company and the Investors covenant and agree as follows:

2.1 Definitions. For purposes of this Section 2:

(a) The term “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person;

(b) The term “Exchange Act” means the Securities Exchange Act of 1934, as amended (and any successor thereto) and the rules and regulations promulgated thereunder;

(c) The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company’s subsequent public filings under the Exchange Act;

(d) The term “Founders’ Stock” means the shares of Common Stock issued to the Founders;

(e) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 2.12 of this Agreement;

(f) The term “Innov8” shall mean Singtel Innov8 Pte Ltd and its Affilates;

(g) The term “Major Investor” means any person who, together with any current or former limited or general partners, current or former managing or non-managing members and affiliates of such person, including Affiliated Funds, holds at least 500,000 shares of the Company’s Preferred Stock or the Common Stock issued upon conversion of the Company’s Preferred Stock (subject to adjustment for stock splits, stock dividends, reclassifications or the like) and/or Common Stock purchased pursuant to the Common Purchase Agreement, excluding shares issued pursuant to the Special Mandatory Conversion provision set forth in Section 8 of Article IV(B) of the Restated Certificate; provided, that Innov8 shall be deemed to be a Major Investor for so long as it holds at least 406,082 shares of Series G Preferred Stock.

(h) The term “Preferred Stock” means the Company’s Series A-R Preferred Stock, Series A-R-1 Preferred Stock, Series B-R Preferred Stock, Series B-R-1 Preferred Stock, Series C-R Preferred Stock, Series C-R-1 Preferred Stock, Series D-R Preferred Stock, Series D-R-1 Preferred Stock, Series E-R Preferred Stock, Series E-R-1 Preferred Stock, Series F-R Preferred Stock, Series F-R-1 Preferred Stock, Series G Preferred Stock, Series G-1 Preferred Stock, Series G’ Preferred Stock, and Series G’-1 Preferred Stock;

(i) The term “Qualified IPO” means a Qualifying Public Offering (as defined in the Restated Certificate);

(j) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

(k) The term “Registrable Securities” means (i) the shares of Common Stock (A) issuable or issued upon conversion of the Company’s Preferred Stock and (B) acquired by the Series F Holders pursuant to certain stock purchase agreements with certain holders of Common Stock each dated as of September 18, 2014 (collectively, the “Common Purchase Agreement”), other than shares for which registration rights have terminated pursuant to Section 2.15 hereof, (ii) the shares of Founders’ Stock, provided, however, that for the purposes of Section 2.2, 2.4, 2.13 or 3 the Founders’ Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, (iii) the shares of Common Stock issuable or issued upon conversion of the Company’s Series A Preferred Stock issuable or issued upon exercise of those certain Warrants to Purchase Stock issued in connection with that certain Loan and Security Agreement by and between the Company and Silicon Valley Bank dated December 4, 2008 (the “2008 SVB Warrant Shares”), (iv) the shares of Common Stock issuable or issued upon conversion of the Company’s Series B Preferred Stock issuable or issued upon exercise of that certain Warrant to Purchase Stock issued in connection with that certain Loan and Security Agreement by and between the Company and Silicon Valley Bank dated January 20, 2010 (the “2010 SVB Warrant Shares” and together with the 2008 SVB Warrant Shares, the “SVB Warrant Shares”), (v) the shares of Common Stock issuable or issued upon conversion of the Company’s Series B Preferred Stock issuable or issued upon exercise of that certain Warrant to Purchase Stock issued in connection with that certain Loan and Security Agreement by and between the Company and Gold Hill Capital 2008, L.P. dated February 26, 2010 (the “Gold Hill Warrant Shares”), (vi) the shares of Common Stock issuable or issued upon exercise of that certain IPO Adjustment Warrant (as defined in the Purchase Agreement (the “IPO Adjustment Warrant Shares”, and together with the Gold Hill Warrant Shares and the SVB Warrant Shares the “Warrant Shares”), provided, however, that for the purposes of Section 2.2, 2.13 or 3 the Warrant Shares shall not be deemed Registrable Securities and neither Silicon Valley Bank nor Gold Hill Capital 2008, L.P. shall be deemed a Holder, (vii) acquired by the Investors pursuant to the Purchase Agreement, and (viii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i), (ii), (iii), (iv), (v), (vi) and (vii) above; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the Holder thereof is not entitled to exercise any right provided in Section 2 in accordance with Section 2.15 below;

(l) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

(m) The “Restated Certificate” means the Company’s Amended and Restated Certificate of Incorporation, as may be amended from time to time;

(n) The term “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.16 hereof;

(o) The term “SEC” means the Securities and Exchange Commission; and

(p) The term “Securities Act” means the Securities Act of 1933, as amended (and any successor thereto) and the rules and regulations promulgated thereunder.

2.2 Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) four years from the date hereof; or (ii) six months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least 35% of the Registrable Securities then outstanding, then the Company shall, within 10 days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 2.2(b), use its best efforts to file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered within 20 days of the mailing of such notice by the Company.

(b) If the Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company shall include such information in the written notice referred to in subsection 2.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 2.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all participating Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each participating Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting; and provided further, however, that in no event shall the amount of securities of the selling Holders included in the offering be reduced below 35% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling security holders may be entirely excluded.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its holders of capital stock for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.2:

(i) After the Company has effected two registrations pursuant to this Section 2.2 and such registrations have been declared or ordered effective;

(ii) During the period starting with the date 90 days prior to the Company’s good faith estimate of the date of filing of, and ending on a date 90 days after the effective date of, a registration subject to Section 2.3 hereof unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 2.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

(iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

2.3 Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for holders of capital stock other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 2.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

2.4 Form S-3 Registration. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its holders of capital stock for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that the Company shall not utilize this right more than twice in any 12-month period; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending on a date 90 days after the effective date of, a registration subject to Section 2.3 hereof unless such offering is the initial public offering of the Company’s securities, in which case, ending on a date 180 days after the effective date of such registration subject to Section 2.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

(c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

2.5 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days, or until the distribution described in such registration statement is completed, if earlier. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to 120 days, or until the distribution described in such registration statement is completed, if earlier.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for 120 days.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to cause to be furnished, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

2.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 2.2(a) or subsection 2.4(b)(ii), whichever is applicable.

2.7 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 2.2.

(b) Company Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 2.3 for each Holder (which right may be assigned as provided in Section 2.12), including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company.

(c) Registration on Form S-3. All expenses incurred in connection with a registration requested pursuant to Section 2.4, including (without limitation) all registration, filing, qualification, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them shall be borne by the Company, and any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne pro rata by the Holder or Holders participating in the Form S-3 Registration.

2.8 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 2.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by holders of capital stock to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling security holders according to the total amount of securities entitled to be included therein owned by each selling security holder or in such other proportions as shall mutually be agreed to by such selling security holders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case, the selling security holders may be excluded if the underwriters make the determination described above and no other holder’s securities are included or (ii) any securities held by a Founder be included if any securities held by any selling Holder who is not a Founder are excluded. For purposes of the preceding parenthetical concerning apportionment, for any selling security holder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and holders of capital stock of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling security holder,” and any pro-rata reduction with respect to such “selling security holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling security holder,” as defined in this sentence.

2.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls or is alleged to control such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 2.10(b) together with any liability under Section 2.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.10.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 2.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 2.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise.

2.11 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee (i) of at least 500,000 shares of such securities (subject to adjustment for stock splits, stock dividends, reclassification or the like), (ii) that is a subsidiary, parent, partner, limited partner, former partner, member, former member or holder of capital stock of a Holder or any entity controlling, controlled by or under common control with such entity, (iii) that is an affiliated fund or entity of the Holder, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company (such a fund or entity, an “Affiliated Fund”), (iv) who is a Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (such a relation, a Holder’s “Immediate Family Member”, which term shall include adoptive relationships), or (v) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if the transferee agrees to be bound by this Agreement and immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of (x) a partnership who are partners or retired partners of such partnership or (y) a limited liability company who are members or retired members of such limited liability company (including Immediate Family Members of such partners or members who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership or limited liability company; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 2.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2, 2.3 or 2.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinated basis after all Holders have had the opportunity to include in the registration all shares of the Registrable Securities that such Holders wish to include or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 2.2(a) or within 180 days of the effective date of any registration effected pursuant to Section 2.2.

2.14 Lock-Up Agreement.

(a) Lock-Up Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days (or such other period, not to exceed 30 days after the expiration of the market stand-off time period, as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto)) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering. In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), the Holder agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the effective date of such additional registration statement. The foregoing provisions of Section 2.14 shall not apply to any sale of any shares pursuant to an underwriting agreement. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s initial public offering that are consistent with this Section 2.14 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements applicable to the Holders, officers and directors or one percent securityholders, by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

(b) Limitations. The obligations described in Section 2.14(a) shall apply only if all officers and directors of the Company and all one-percent securityholders enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

(c) Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 2.14(a)).

(d) Transferees Bound. Each Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 2.14.

2.15 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 2 after the earlier of (i) three years following the consummation of a the Company’s initial public offering pursuant to an effective registration statement under the Securities Act, (ii) such time more than twelve months following the initial public offering of the Company’s securities as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares during a three-month period without registration, or (iii) upon termination of this Agreement, as provided in Section 4.1.

2.16 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.16(c)) be notated with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.16.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided, that each transferee agrees in writing to be subject to the terms of this Subsection 2.16. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.16(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

3. Covenants of the Company.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor (other than a Major Investor reasonably deemed by the Board of Directors of the Company to be a competitor of the Company):

(a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) within 45 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail;

(c) within 30 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

(d) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) as soon as practicable, but in any event at least 45 days after the end of each quarter of each fiscal year of the Company, an up-to-date capitalization table of the Company; and

(f) with respect to the financial statements called for in subsections (b) and (c) of this Section 3.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception, in the case of Section 3.1(c), of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

3.2 Inspection. The Company shall permit each Major Investor (except for a Major Investor reasonably deemed by the Board of Directors of the Company to be a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Holder.

3.3 Right of First Offer. Subject to the terms and conditions specified in this Section 3.3, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates, including Affiliated Funds, in such proportions as it deems appropriate. Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a) The Company shall deliver a notice (the “RFO Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) Within 15 calendar days after delivery of the RFO Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the RFO Notice, up to its pro rata share of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all outstanding convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) (the “Standard Pro Rata Share Ratio”). The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the 10-day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all outstanding convertible or exercisable securities) issued and held, or issuable upon conversion of the Preferred Stock then held, by all the Fully-Exercising Investors.

(c) The Company may, during the 90-day period following the expiration of the period provided in subsection 3.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the RFO Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

(d) The right of first offer in this Section 3.3 shall not be applicable to (i) Exempt Shares (as defined in the Restated Certificate); (ii) the issuance of Common Stock in a Qualified IPO; or (iii) the issuance of securities deemed to be exempt from the provisions of this Section 3.3 with the affirmative vote of at least a majority of the then outstanding shares of Preferred Stock, voting together as a class on an as-converted basis. In addition to the foregoing, the right of first offer in this Section 3.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

3.4 Compensation Committee. The Board of Directors of the Company shall maintain a compensation committee, which shall be authorized to determine the compensation of the Company’s officers and other key employees.

3.5 Confidential Information and Inventions Assignment Agreements. After the date of this Agreement, the Company shall require all employees and consultants to execute and deliver to the Company a Confidential Information and Inventions Assignment Agreement in substantially the form approved by the Company’s Board of Directors as a condition for the commencement of an employment or consulting relationship with the Company.

3.6 Non-Compete Agreements. Each employee (including each Founder) that is at or above the director level or whose responsibilities are technical in nature shall enter into a non-competition agreement (which agreement shall cover the employee’s employment period and a one-year period following the termination of their employment) in a form approved by the Company’s Board of Directors, including at least one director designated by the holders of the Company’s Preferred Stock.

3.7 Vesting of Shares; Repurchase Right with Respect to Restricted Stock. Unless otherwise approved by the Board of Directors, all stock options, restricted stock and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) twenty-five percent (25%) of such stock options, restricted stock and other stock equivalents shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) seventy-five percent (75%) of such stock options, restricted stock and other stock equivalents shall vest ratably over the following three (3) years. Any unvested shares of restricted stock issued to employees, directors, consultants and other service providers shall be repurchaseable by the Company at the original purchase price of such shares upon termination of employment or cessation of the provision of services to the Company for any reason.

3.8 Termination of Covenants.

(a) The covenants set forth in Sections 3.1 through 3.7 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of this Agreement, as provided in Section 4.1; provided, however, that in case of any proposed sale of Shares offered to the Major Investors pursuant to the first sentence of Section 3.3(b) in which the issuance of such Shares would trigger (whether actually waived or not) an adjustment to the Conversion Price of the Preferred Stock (as such term is defined in the Restated Certificate) pursuant to the terms of the Restated Certificate, except with respect to the offer and sale by the Company of Series F Preferred Stock pursuant to the Purchase Agreement, if any Major Investor fails to purchase its Standard Pro Rata Share Ratio of the shares available to it under the first sentence of Section 3.3(b) as a Fully-Exercising Investor, the covenants set forth in Section 3.3 shall terminate as to any such Major Investor.

(b) The covenants set forth in Sections 3.1 and 3.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in subsection (a) immediately above.

3.9 Confidentiality. Each Holder agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such Holder in connection with the Holder’s rights under the Transaction Agreements. Notwithstanding the foregoing, each Holder may disclose any confidential information of the Company provided to or learned by such Holder in connection with such rights to the minimum extent necessary (i) to evaluate or monitor such Holder’s investment in the Company; (ii) as required by any court or other governmental body, provided that such Holder provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of such Holder; (iv) in connection with the enforcement of any Transaction Agreement (as defined herein) or rights under any of the Transaction Agreements; or (v) to comply with applicable law. The provisions of this Section 3.9 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby. “Transaction Agreements” means collectively, this Agreement, the Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Corporation and other parties thereto, the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of the date hereof, by and among the Corporation and other parties thereto, the Purchase Agreement, and the Restated Certificate.

4. Miscellaneous.

4.1 Termination. This Agreement shall terminate, and have no further force and effect, when the Company shall consummate a Liquidation Transaction, as defined in the Restated Certificate.

4.2 Entire Agreement. This Agreement supersedes in its entirety the Prior Rights Agreement and constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

4.3 Successors and Assigns. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Company’s Preferred Stock, or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders’ Stock; provided, however, that if such amendment or waiver has the effect of affecting the Founders’ Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders’ Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders’ Stock; provided, further, any amendment or waiver of the rights granted to the Major Investors in Section 3 above shall require the consent of a two-thirds in interest of the Registrable Securities held by the Major Investors; provided, further, that any amendment or waiver of the rights of Silicon Valley Bank, Gold Hill Capital 2008, L.P. or the holders of IPO Adjustment Warrants with respect to the Gold Hill Warrant Shares, IPO Adjustment Warrant Shares, the Series C Holders, the Series D Holders, the Series E Holders, the Series F Holders, the Series G Holders or the Series G’ Holders in an adverse manner disproportionately affecting Silicon Valley Bank, Gold Hill Capital 2008, L.P. or the holders of IPO Adjustment Warrants with respect to the Gold Hill Warrant Shares, the IPO Adjustment Warrant Shares, the Series C Holders, Series D Holders, Series E Holders, Series F Holders, Series G Holders or Series G’ Holders as compared to the rights of other Holders shall require the consent of Silicon Valley Bank, Gold Hill Capital 2008, L.P., the holders of IPO Adjustment Warrants equivalent to 66 2/3% of the aggregate Warrant Share Number, the holders of at least 75% of the Series C-R Preferred Stock and Series C-R-1 Preferred Stock, the holders of at least a majority of the Series D-R Preferred Stock and Series D-R-1 Preferred Stock, the holders of at least a majority of the Series E-R Preferred Stock and Series E-R-1 Preferred Stock, the holders of at least a majority of the Series F-R Preferred Stock and Series F-R-1 Preferred Stock, the holders of at least a majority of the Series G Preferred Stock and Series G-1 Preferred Stock, or the holders of at least a majority of the Series G’ Preferred Stock and Series G’-1 Preferred Stock, in each case voting together as a single class on an as-converted basis, as the case may be. Notwithstanding the foregoing, Purchasers purchasing Stock in a Closing after the Initial Closing (as such terms are defined in the Purchase Agreement) may become parties to this Agreement by executing a counterpart signature page to this Agreement, without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any Founder or other Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to this Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

4.5 Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by facsimile, or 48 hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature page or Exhibit A hereto or as subsequently modified by written notice.

4.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.

4.7 Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

4.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.10 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[SIGNATURE PAGES FOLLOW]

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE COMPANY:

CARDLYTICS, INC.

By: /s/ Scott Grimes
Name: Scott Grimes
Title: Chief Executive Officer

Address:
675 Ponce de Leon Avenue NE
Suite 6000
Atlanta, Georgia 30308

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE PURCHASERS:

SINGTEL INNOV8 PTE LTD

By:	/s/ Edgar Hardless
Name:	Edgar Hardless
Title:	Director

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE PURCHASERS:

AIMIA EMEA LIMITED

By:	/s/ Jonathan Levy
Name:	Jonathan Levy
Title:	Legal Director

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

DISCOVERY GLOBAL OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Schreck
Name: Adam Schreck
Title: General Counsel

Address:

Fax:

DISCOVERY GLOBAL FOCUS MASTER FUND, LTD.

By:	/s/ Adam Schreck
Name:	Adam Schreck
Title:	General Counsel

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

POLARIS VENTURE PARTNERS V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. ITS GENERAL PARTNER

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. ITS GENERAL PARTNER

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. ITS GENERAL PARTNER

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C. ITS GENERAL PARTNER

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-fact

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

CANAAN VIII, L.P.

By:	CANAAN PARTNERS VIII, LLC

By:	/s/ John V. Balen
Name:	John V. Balen
Title:	Member/Manager

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

TTP FUND II, L.P.

By: TTP II, LLC, ITS GENERAL PARTNER

By:	/s/ Gardiner W. Garrard, III
Name:	Gardiner W. Garrard, III
Title:	Managing Partner

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

AEROPLAN HOLDINGS EUROPE SARL

By:	/s/ Stuart MacGregor
Name:	Stuart MacGregor
Title:	Manager A

By:	/s/ Irina Horner
Name:	Irina Horner
Title:	Manager B

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

TTV IVY HOLDINGS, LLC

By: TTV IVY HOLDINGS MANAGER, LLC, ITS MANAGER

By:	/s/ Gardiner W. Garrard, III
Name:	Gardiner W. Garrard, III
Title:	Managing Partner

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

FIDELITY INFORMATION SERVICES, LLC

By:	/s/ Michael P. Oates
Name:	Michael P. Oates
Title:	Corporate Executive Vice President

Address:

601 Riverside Avenue

Jacksonville, FL 32204

Fax: (904) 438-6032

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

ITC PARTNERS FUND I, LP

By: ITC PARTNERS GP, LLC, ITS GENERAL PARTNER

By:	/s/ Timothy B. Knight
Name:	Timothy B. Knight
Title:	Chief Financial Officer

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

KINETIC VENTURES VIII, L.P.

By: KINETIC VENTURES PARTNERS, VIII, L.L.C., ITS GENERAL PARTNER

By: KINETIC VENTURES, L.L.C., ITS MANAGING MEMBER

By:	/s/ Nelson Chu
Name:	Nelson Chu
Title:	Managing Director

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

REGIONS FINANCIAL CORPORATION

By:	/s/ David J. Turner, Jr.
Name:	David J. Turner, Jr.
Title:	CFO

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

ORRICK INVESTMENTS 2009 LLC

By:	/s/ Peter Lillevand
Name:	Peter Lillevand
Title:	Chair, Investment Committee

Address:

Fax:

ORRICK INVESTMENTS 2008 LLC

By:	/s/ Peter Lillevand
Name:	Peter Lillevand
Title:

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

HANS THEISEN

/s/ Hans Theisen

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

DAVID ADAMS

/s/ David Adams

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

MARK JOHNSON

/s/ Mark Johnson

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

JOHN L. KLINCK JR.

/s/ John L. Klinck Jr.

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

GOLD HILL CAPITAL 2008, L.P.

By: GOLD HILL CAPITAL 2008, LLC, ITS GENERAL PARTNER

By:	/s/ Frank Tower
Name:	Frank Tower
Title:	Manager

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE INVESTORS:

NATIONAL ELECTRICAL BENEFIT FUND

By: COLUMBIA PARTNERS, L.L.C. INVESTMENT MANAGEMENT, ITS AUTHORIZED SIGNATORY

By:	/s/ Christopher Doherty
Name:	Christopher Doherty
Title:	Managing Director

Address:

Fax:

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

The parties hereto have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

THE FOUNDERS:

/s/ Scott Grimes

Name:	Scott Grimes

Address:
675 Ponce de Leon Avenue NE
Suite 6000
Atlanta, Georgia 30308

/s/ Lynne Laube
Name:	Lynne Laube

Address:

675 Ponce de Leon Avenue NE

Suite 6000

Atlanta, Georgia 30308

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

Exhibit A

Investors

Name and Address	No. of Common Shares[2]	No. of Series A-R Preferred Shares	No. of Series B-R Preferred Shares	No. of Series C-R Preferred Shares	No. of Series D-R Preferred Shares	No. of Series E-R Preferred Shares	No. of Series F-R Preferred Shares	No. of Series G Preferred Shares	No. of Series G’ Preferred Shares
Singtel Innov8 Pte Ltd	0	0	0	0	0	0	0	812,164	0
Discovery Global Opportunity Master Fund1 LTD. 20 Marshall, Suite 312 South Norwalk, CT 06854	0	0	0	0	0	0	4,295,358	0	381,091
Discovery Global Focus Master Fund, LTD. 20 Marshall, Suite 312 South Norwalk, CT 06854	0	0	0	0	0	0	499,195	0	44,288
Discovery Global Citizens Master Fund, LTD. 20 Marshall, Suite 312 South Norwalk, CT 06854	0	0	0	0	0	0	0	0	0

[2]	Issued upon conversion of Preferred Shares.

Name and Address	No. of Common Shares[2]	No. of Series A-R Preferred Shares	No. of Series B-R Preferred Shares	No. of Series C-R Preferred Shares	No. of Series D-R Preferred Shares	No. of Series E-R Preferred Shares	No. of Series F-R Preferred Shares	No. of Series G Preferred Shares	No. of Series G’ Preferred Shares
Fidelity Information Services, LLC 601 Riverside Avenue, T-12 Jacksonville, FL 32204 Attention: General Counsel	1,590,061	0	0	0	0	0	0	0	0
Aeroplan Holdings Europe Sarl 5100 De Maisonneuve Blvd. West, Montreal, Quebec, Canada H4A 2K9 Attention: General Counsel; Fax: (514) 205-7578	0	0	0	848,032	3,891,709	2,438,093	0	0	636,829
Aimia EMEA Limited 5100 De Maisonneuve Blvd. West, Montreal, Quebec, Canada H4A 2K9 Attention: General Counsel; Fax: (514) 205-7578	0	0	0	0	0	0	0	0	892,083

Name and Address	No. of Common Shares[2]	No. of Series A-R Preferred Shares	No. of Series B-R Preferred Shares	No. of Series C-R Preferred Shares	No. of Series D-R Preferred Shares	No. of Series E-R Preferred Shares	No. of Series F-R Preferred Shares	No. of Series G Preferred Shares	No. of Series G’ Preferred Shares
Kinetic Ventures VIII, L.P. Nelson Chu Kinetic Ventures 75 5th Street, N.W., Suite 316 Atlanta, GA 30308 (404) 995-8811 Sydney Shepherd Chief Financial Officer Kinetic Ventures Two Wisconsin Circle, Suite 620 Chevy Chase, MD 20815 (301) 652-8066	0	0	0	481,542	88,482	0	0	29,006	50,235
ITC Partners Fund I, L.P. Attention: Campbell B. Lanier, III 1791 O.G. Skinner Drive West Point, Georgia 31833	0	0	0	137,583	25,281	0	0	29,006	14,356
Regions Financial Corporation 1900 Fifth Avenue North Birmingham, AL 35203 Attention: Brad Kimbrough	0	0	0	489,052	37,921	0	0	0	46,430

Name and Address	No. of Common Shares[2]	No. of Series A-R Preferred Shares	No. of Series B-R Preferred Shares	No. of Series C-R Preferred Shares	No. of Series D-R Preferred Shares	No. of Series E-R Preferred Shares	No. of Series F-R Preferred Shares	No. of Series G Preferred Shares	No. of Series G’ Preferred Shares
Polaris Venture Partners V, L.P. Attn: Bryce Youngren One Marina Park Drive, 10th Floor Boston, MA 02210	0	3,087,790	3,724,699	1,670,734	657,787	102,287	0	111,954	820,080
Polaris Venture Partners Entrepreneurs’ Fund V, L.P. Attn: Bryce Youngren One Marina Park Drive, 10th Floor Boston, MA 02210	0	60,181	72,594	32,563	12,820	1,993	0	2,182	15,983
Polaris Venture Partners Founders’ Fund V, L.P. Attn: Bryce Youngren One Marina Park Drive, 10th Floor Boston, MA 02210	0	21,151	25,514	11,444	4,506	701	0	767	5,616
Polaris Venture Partners Special Founders’ Fund V, L.P. Attn: Bryce Youngren One Marina Park Drive, 10th Floor Boston, MA 02210	0	30,878	37,247	16,707	6,578	1,023	0	1,120	8,200

Name and Address	No. of Common Shares[2]	No. of Series A-R Preferred Shares	No. of Series B-R Preferred Shares	No. of Series C-R Preferred Shares	No. of Series D-R Preferred Shares	No. of Series E-R Preferred Shares	No. of Series F-R Preferred Shares	No. of Series G Preferred Shares	No. of Series G’ Preferred Shares
Canaan VIII L.P. Attn: John V. Balen 2765 Sand Hill Road Menlo Park, CA 94025	0	3,800,000	4,583,813	2,056,095	809,508	477,018	0	214,643	1,040,389
Orrick Investments 2008 LLC c/o Orrick, Herrington & Sutcliffe LLP 1000 Marsh Road Menlo Park, CA 94025	0	128,000	0	0	0	0	0	0	11,278
Orrick Investments 2009 LLC c/o Orrick, Herrington & Sutcliffe LLP 1000 Marsh Road Menlo Park, CA 94025	0	0	33,945	0	0	0	0	0	2,990
Glen R. Van Ligten c/o Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Blvd. Redwood City, CA 94063	48,486	0	0	0	0	0	0	0	0

Name and Address	No. of Common Shares[2]	No. of Series A-R Preferred Shares	No. of Series B-R Preferred Shares	No. of Series C-R Preferred Shares	No. of Series D-R Preferred Shares	No. of Series E-R Preferred Shares	No. of Series F-R Preferred Shares	No. of Series G Preferred Shares	No. of Series G’ Preferred Shares
Hans Theisen	0	300,000	0	0	0	0	0	6,589	26,438
TTP Fund II, L.P. 1230 Peachtree Street Promenade II, Suite 1150 Atlanta, GA 30309	0	0	509,177	124,874	49,164	0	0	0	60,182
TTV Ivy Holdings, LLC 1230 Peachtree Street Promenade II, Suite 1150, Atlanta, GA 30309	0	0	0	0	0	0	0	116,023	0
Gold Hill Capital 2008, L.P. 1 Almaden Blvd. Ste 630 San Jose, CA 95113	0	0	0	163,017	0	159,006	0	3,892	28,379
National Electrical Benefit Fund 5425 Wisconsin Avenue, Suite 700 Chevy Chase, MD 20815	0	0	0	0	0	0	0	0	938,359
Market Platform Dynamics, Inc.	9,500	0	0	0	0	0	0	0	0
Scott Grimes	0	0	0	0	0	0	0	0	103,876
Lynne Laube	0	0	0	0	0	0	0	0	55,933
Mark Johnson	0	0	0	0	0	0	0	23,205	0
John L. Klinck	0	0	0	0	0	0	0	23,205	0
David Adams	0	0	0	0	0	0	0	11,602	0

TOTAL	1,648,047	7,428,000	8,986,989	6,031,643	5,583,756	3,180,121	4,794,553	1,385,358	5,183,015